August 11, 1997


VIA EDGAR


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

     RE:   Casey's General Stores, Inc. (0-12788)
           Definitive Proxy Materials

Gentlemen:

     On behalf of Casey's General Stores, Inc. (the "Company,") we are transmitting herewith definitive copies of the Proxy Statement and forms of Proxy Card and ESOP Instruction Card to be utilized by the Company in connection with the Annual Meeting of the Company's shareholders scheduled for September 19, 1997. The Company expects to commence distribution of these materials to shareholders and ESOP participants beginning on or about August 12, 1997.

     Should the staff have any questions or comments on the enclosed materials, please don't hesitate to contact me.

                                   Sincerely,



                                   /s/ William J. Noth
                                   FOR THE FIRM


WJN:dc
encl.

cc:   Douglas K. Shull (w/o encl.)

                            SCHEDULE 14A INFORMATION



                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934


                  Filed by the Registrant [ X ]

                  Filed by a Party other than the Registrant [   ]

                  Check the appropriate box:

                  [    ]   Preliminary Proxy Statement
                  [    ]   Confidential, for Use of the Commission
                                  Only (as permitted by Rule 14a-6(e)(2))
                  [ X  ]   Definitive Proxy Statement
                  [    ]   Definitive Additional Materials
                  [    ]   Soliciting Material Pursuant to
                                      Section 240.14a-11(c) or
                                      Section 240.14a-12


                          CASEY'S GENERAL STORES, INC.
                (Name of Registrant as Specified In Its Charter)


                                [NOT APPLICABLE]
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


         Payment of Filing Fee (Check the appropriate box):

         [ X ]  No fee required.
         [   ]  Fee computed on table below per Exchange Act Rules
                14a-6(i)(4) and 0-11.

                                [Not Applicable]

         [   ]  Fee paid previously with preliminary materials.


         [   ]  Check box if any part of the fee is offset as provided by
                 Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
                 Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


                                [Not Applicable]

                              [Company letterhead]



                                                              August 12, 1997


To Our Shareholders:


     The Annual Meeting of the shareholders of Casey's General Stores, Inc. will be held at the Casey's General Stores, Inc. Corporate Headquarters, One Convenience Blvd., Ankeny, Iowa, at 9:00 A.M., Iowa time, on Friday, September 19, 1997. The formal Notice of Annual Meeting and Proxy Statement, which are contained in the following pages, outline the election of directors to be considered by the shareholders at the meeting.

     It is important that your shares be represented at the meeting whether or not you are personally able to attend. Accordingly, we ask that you please sign, date and return the enclosed Proxy Card promptly. If you later find that you may be present for the meeting or for any other reason desire to revoke your proxy, you may do so at any time before it is voted.

     Your copy of the Company's Annual Report for 1997 is also enclosed. Please read it carefully. It gives you a full report on the Company's operations for the fiscal year ended April 30, 1997.

     We look forward to seeing you at the meeting and thank you for your continued interest in the Company.

                                        Sincerely,



                                        /s/ Donald F. Lamberti
                                        ----------------------------
                                        Donald F. Lamberti
                                        Chief Executive Officer
                                        and Chairman of the Board

                                     [LOGO]




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                               SEPTEMBER 19, 1997



To the Shareholders of Casey's General Stores, Inc.:

     The Annual Meeting of the shareholders of Casey's General Stores, Inc., an Iowa corporation, will be held at the Casey's General Stores, Inc. Corporate Headquarters, One Convenience Boulevard, Ankeny, Iowa, on Friday, September 19, 1997, at 9:00 A.M., Iowa time, for the following purposes:

     1. To elect eight members to the Board of Directors to serve until the next ensuing Annual Meeting of shareholders or until their successors are elected and qualified; and

     2. To transact such other business as may properly come before the meeting or at any adjournment thereof.

     The Board of Directors has fixed the close of business, August 5, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at this meeting and at any and all adjournments thereof. A list of such holders will be open for examination by any shareholder for any purpose germane to the meeting, at the Company's Corporate Headquarters at the address described above, for a period of ten days prior to the meeting.

                                           By Order of the Board of Directors,



                                           /s/ John G. Harmon
                                           ---------------------------------
                                           John G. Harmon
                                           Secretary


August 12, 1997

                                 PROXY STATEMENT


     This Proxy Statement and the accompanying proxy card or voting instruction card (either, the "proxy card") are being mailed beginning on or about August 12, 1997, to each holder of record of the Common Stock, no par value (the "Common Stock"), of Casey's General Stores, Inc. (the "Company") at the close of business on August 5, 1997. Proxies in the form enclosed are solicited by the Board of Directors of the Company for use at the Annual Meeting of shareholders to be held at the Casey's General Stores, Inc. Corporate Headquarters, One Convenience Boulevard, Ankeny, Iowa 50021, at 9:00 A.M., Iowa time, on Friday, September 19, 1997.

     If the enclosed proxy card is properly executed and returned, the shares represented thereby will be voted at the meeting in accordance with the shareholder's instructions. If no instructions are given, the proxy will be voted FOR the election as directors of the nominees named herein. A person giving a proxy may revoke it at any time before it is voted. Any shareholder attending the meeting may, on request, vote his or her own shares even though the shareholder has previously sent in a proxy card. Unless revoked, the shares of Common Stock represented by proxies will be voted on all matters to be acted upon at the meeting.

     For participants in the Casey's General Stores, Inc. Employees' Stock Ownership Plan and Trust (the "ESOP"), the proxy card will also serve as a voting instruction card for UMB Bank, n.a. (the "Trustee"), the trustee of the ESOP, with respect to the shares held in the participants' accounts. A participant cannot direct the voting of shares allocated to the participant's account in the ESOP unless the proxy card is signed and returned. If proxy cards representing shares in the ESOP are not returned, those shares will be voted by the Trustee in the same proportion as the shares for which signed proxy cards are returned by the other participants in the ESOP.

     The cost of soliciting proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain officers and regular employees of the Company. The Company may reimburse brokers and their nominees for their expenses in communicating with the persons for whom they hold shares of the Company.

     So far as the Board of Directors and the management of the Company are aware, no matters other than those described in this Proxy Statement will be acted upon at the meeting. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the same in accordance with their judgment on such other matters.

                               SHARES OUTSTANDING

     Holders of record of the Common Stock at the close of business on the record date, August 5, 1997, will be entitled to vote on all matters to be presented at the Annual Meeting. On the record date, 26,259,406 shares of Common Stock were outstanding. Each such share of Common Stock will be entitled to one vote on all matters.

     The following table contains information with respect to each person, including any group, known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company as of the date indicated below. Except as otherwise indicated, the persons listed in the table have the voting and investment powers with respect to the shares indicated.



      Name and                    Amount
      Address of                  and Nature
      Beneficial                  of Beneficial        Percent
      Owner                       Ownership            of Class
      -------------               -------------        --------
      UMB Bank, n.a.
        10th and Grand
        Kansas City, MO  64141    2,077,322 (1)        7.91%

      Donald F. Lamberti
        One Convenience Blvd.
        Ankeny, IA   50021        2,466,392 (2)        9.39%

      Brown Capital Management
        809 Cathedral Street
        Baltimore, MD  21201      1,801,135 (3)        6.4% (3)

-----------------------
(footnotes on next page)

     (1) Information is as of August 5, 1997 and consists of shares held by UMB Bank, n.a. as the Trustee of the ESOP. Under the trust agreement creating the ESOP, the shares of Common Stock held by the Trustee are voted by the Trustee in accordance with the participants' directions or, if no directions are received, in the same manner and proportion as the Trustee votes shares for which the Trustee does receive timely instructions. The trust agreement also contains provisions regarding the allocation of shares to participants, the vesting of plan benefits and the disposition of shares. The amount shown includes an aggregate of 869,074 shares voted by the Trustee in accordance with the instructions of Messrs. Lamberti, Lamb, Shull and Harmon as participants in the ESOP.

     (2) Information is as of August 5, 1997 and includes 554,570 shares held under the ESOP and currently allocated to the account of Mr. Lamberti, over which Mr. Lamberti exercises voting power, and 10,000 shares subject to currently exercisable stock options which cannot be presently voted. See Footnote 1 above and Footnote 1 to the table set forth under the heading
"BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS" on pp. 8-9 herein.

     (3) Information is as of December 31, 1996 and was supplied by Brown Capital Management, a registered investment advisory firm. Such information indicates that Brown Capital Management had sole voting power over 570,975 shares and sole dispositive power over 1,801,135 shares.


                                VOTING PROCEDURES

     Under Iowa corporate law and the Restated and Amended Articles of Incorporation, as amended, the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the 1997 Annual Meeting.

     Directors are elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. For purposes of determining the number of votes cast, all votes cast "for" or to "withhold authority" to vote are included. Any "broker non-votes," which occur when brokers are prohibited from exercising voting authority for beneficial owners who have not provided voting instructions, will not be counted for the purpose of determining the number of votes cast with respect to the election of directors.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS


     The Board of Directors has designated the eight individuals named below as nominees for election as directors of the Company at the 1997 Annual Meeting of shareholders. All nominees are currently directors of the Company and have been previously elected by the shareholders. Directors are elected to hold office until the next annual election and, in each case, until their respective successors are duly elected and qualified.

     Additional information regarding each of these nominees is set forth below. The number of shares of Common Stock of the Company beneficially owned by each of the nominees as of August 5, 1997 is set forth on pages 8 and 9. Except as may be otherwise expressly stated, all nominees for directors have been employed in the capacities indicated for more than five years.

     It is intended that all proxies in the accompanying form, unless contrary instructions are given thereon, will be voted for the election of all the persons designated by the Board of Directors as nominees. In case any of the nominees is unavailable for election, an event which is not anticipated, the enclosed proxy may be voted for the election of a substitute nominee.

     The Board of Directors recommends a vote FOR election of the nominees as directors of the Company.

          Donald F. Lamberti, 59, Chairman of the Board and Chief Executive Officer of the Company. Mr. Lamberti co-founded the Company in 1967 and served as its President from 1975 to 1988, when he assumed his present position. Mr. Lamberti, a director of the Company since 1967, also serves as a director of Norwest Bank Iowa, N.A. and National By-Products, Inc. and as a member of the Board of Trustees of Buena Vista University.

          Ronald M. Lamb, 61, President and Chief Operating Officer of the Company. Mr. Lamb served as a Vice President of the Company from 1976 until 1987 when he was elected Chief Operating Officer. He has served as President of the Company since September 1988. Mr. Lamb has been a director of the Company since 1981.

          Douglas K. Shull, 54, Treasurer and Chief Financial Officer of the Company. Mr. Shull, a director of the Company since 1987, also serves as a member of the Board of Directors of Magna Group, Inc. and as President of the Board of Directors of the Des Moines Area Community College of the Des Moines Area Community College.

          John G. Harmon, 43, Corporate Secretary of the Company. Mr. Harmon has been associated with the Company since 1976 and has served as a director since 1987.

          John R. Fitzgibbon, 75, consultant and former Vice Chairman and Chief Executive Officer of First Group Companies and former Chief Executive Officer of Iowa-Des Moines National Bank (currently Norwest Bank Iowa, N.A.). Mr. Fitzgibbon, a director of the Company since 1983, also serves as a member of the Board of Directors of the Iowa Student Loan Liquidity Corporation and as Chairman of the Des Moines International Airport Board.

          John P. Taylor, 50, Chairman and Chief Executive Officer of Taylor Ball (formerly known as Ringland-Johnson-Crowley), a general construction contractor. Mr. Taylor served as President of Taylor Ball from 1983 to 1992, when he assumed his present position. Mr. Taylor, a director since 1993, also serves as a director of Firstar Bank Des Moines, N.A., Allied Group Inc. and three wholly-owned property and casualty insurance subsidiaries of Allied Group, Inc.

          Kenneth H. Haynie, 64, shareholder with Ahlers, Cooney, Dorweiler, Haynie, Smith & Allbee, P.C., a Des Moines law firm. Mr. Haynie has served as a director of the Company since 1987.

          Patricia Clare Sullivan, 69, consultant and President (1977-1993) and President of External Affairs (1993-1995) of Mercy Health Center of Central Iowa, Des Moines, Iowa. Ms. Sullivan has served as a director of the Company since June 14, 1996.

Meetings and Committees

     The Board of Directors held four meetings during the fiscal year ended April 30, 1997. At intervals between formal meetings, members of the Board are provided with various items of information regarding the Company's operations and are frequently consulted on an informal basis with respect to pending business. Each member of the Board of Directors attended 75% or more of the aggregate number of Board meetings and meetings of committees on which the member served.

>PAGE>

     The Company's Amended and Restated Bylaws, restated as of March 3, 1997 (the "Bylaws"), establish four standing committees of the Board of Directors: the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating Committee. In addition, the Bylaws authorize the Board of Directors to establish other committees for selected purposes. One such other committee, the Management Study Committee, was activated during the 1997 fiscal year for the purpose of reviewing recent industry developments and corporate defensive measures and making recommendations to the Board of Directors with respect thereto. This Committee, which consists of Messrs. Lamberti, Lamb and Haynie, met seven times during the fiscal year ended April 30, 1997.30, 1997.

     The Executive Committee, presently consisting of Messrs. Lamberti, Lamb, Fitzgibbon and Haynie, is authorized, within certain limitations, to exercise the power and authority of the Board of Directors between meetings of the full Board. The Committee met twice during the fiscal year ended April 30, 1997.

     The principal  functions of the Audit  Committee,  presently  consisting of
Messrs. Taylor, Fitzgibbon, Haynie and Shull (ex-officio), are the recommendation to the Board of Directors of an independent public accounting firm to be the Company's auditors, and the approval of the audit arrangements and audit results. The Committee met twice during the fiscal year ended April 30, 1997.

     The principal functions of the Compensation Committee, presently consisting of Messrs. Fitzgibbon, Haynie and Taylor and Ms. Sullivan, are to review management's evaluation of the performance of the Company's officers and their compensation arrangements and to make recommendations to the Board of Directors concerning the compensation of the Company's executive officers, Vice Presidents and outside directors. The Committee met five times during the fiscal year ended April 30, 1997.

     The Nominating Committee, presently consisting of Messrs. Harmon, Lamb, Shull and Taylor, generally reviews the qualifications of candidates proposed for nomination and recommends to the Board candidates for election at the Annual Meeting of shareholders. The Committee met once during the fiscal year ended April 30, 1997.

     Shareholders may nominate director candidates for election pursuant to procedures set forth in the By-laws. To make such nominations, shareholders must deliver written notice thereof to the Secretary of the Company not later than
(i) with respect to an election to be held at an annual meeting of shareholders, at least 90 days prior to the one- year anniversary date of the date of the immediately preceding annual meeting of shareholders, and (ii) with respect to an election to be held at a special meeting of shareholders, the close of business on the tenth day following the date on which notice of such meeting is first mailed to shareholders or public disclosure of the date of such special meeting, whichever first occurs. The notice must set forth certain information concerning such shareholder and the shareholder's nominee(s), including their names and addresses, a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, a description of all arrangements or understandings between the shareholder and each nominee, such other information as would be required to be included in a proxy statement pursuant to the proxy rules of the Securities and Exchange Commission had the nominee(s) been nominated by the Board of Directors, and the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.made in compliance with the foregoing procedure.

Compensation of Directors

     Directors who are also employees of the Company receive no compensation in their capacities as directors. During the fiscal year ended April 30, 1997, each non-employee director was paid an annual cash retainer fee of $7,500 plus a meeting fee of $500 for each Board, committee or shareholders' meeting attended. The Company also paid the premiums on a directors' and officers' liability insurance policy insuring all directors.

     Under the Non-Employee Directors' Stock Option Plan approved by the shareholders at the 1995 Annual Meeting (the "Director Stock Plan"), each Eligible Non-Employee Director (defined in the Director Stock Plan as any person who is serving as a non- employee director of the Company on the last day of a fiscal year) will receive an option to purchase 1,000 shares of Common Stock. The exercise price of all options awarded under the Director Stock Plan is the average of the last reported sale prices of shares of Common Stock on the last trading day of each of the 12 months preceding the award of the option. The term of such options is ten years from the date of grant, and each option is exercisable immediately upon grant. The aggregate number of shares of Common Stock that may be granted pursuant to the Director Stock Plan may not exceed 100,000 shares, subject to adjustment to reflect any future stock dividends, stock splits or other relevant capitalization changes. In accordance with the terms of the Director Stock Plan, each of Messrs. Fitzgibbon, Haynie and Taylor received an option on May 1, 1996 to purchase 1,000 shares of Common Stock at an exercise price of $18-7/8 per share.

                 BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK
                       BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth, as of August 5, 1997, the beneficial ownership of shares of the Company's Common Stock, the only class of capital stock outstanding, by the current directors of the Company, the executive officers named in the Summary Compensation Table herein, and all directors and executive officers as a group. Except as otherwise indicated, the shareholders listed in the table have the voting and investment powers with respect to the shares indicated.


                                                     Total Amount
Name of                     Shares                   and Nature
Beneficial     Direct       Subject to   ESOP        of Beneficial    Percent
Owner          Ownership    Options(1)   Shares(2)   Ownership (3)    of Class
----------     ---------    ----------   ---------   -------------    --------
Donald F.
  Lamberti     1,901,822    10,000        554,570    2,466,392        9.39%

Ronald M.
  Lamb           309,000    10,000        257,908      576,908        2.20%

Douglas K.
  Shull           50,000    30,000(4)       2,774       82,774          *

John G.
  Harmon           - 0 -    30,000(4)      53,822       83,822          *

John R.
  Fitzgibbon      62,360     8,000          - 0 -       70,360          *

Kenneth H.
  Haynie          27,431(5)  8,000          - 0 -      436,431(6)     1.66%

John P.
  Taylor          10,000     4,000          - 0 -       14,000          *

Patricia Clare
  Sullivan         1,000     1,000          - 0 -        2,000          *

All executive
  officers and
  directors as
  a group
  (8 persons)   2,361,613  101,000        869,074    3,732,687       14.21%


---------------------------
* Less than 1%

(footnotes on following page)

          1) Consisting of shares (which are included in the totals) that are subject to acquisition through currently exercisable stock options granted under the 1991 Incentive Stock Option Plan (or the predecessor plan) or the Director Stock Plan, but which cannot be presently voted by the executive officers or non-employee directors holding the options. See "ELECTION OF DIRECTORS -- Compensation of Directors" and "EXECUTIVE COMPENSATION -- Option Grants and Exercises" on pages 15 and 16 herein.

          (2) The amounts shown (which are included in the totals) consist of shares allocated to recent allocation made by the Trustee of the ESOP) over which the officer exercises voting power. See Footnote 1 to the table set forth under the heading "SHARES OUTSTANDING" on page 3 herein.

          (3) Except as otherwise indicated, the amounts shown are the aggregate numbers of shares attributable to the shareholders' direct ownership of shares, shares subject to currently exercisable options and ESOP shares.

          (4) The amount shown includes options to purchase 25,000 shares that first become exercisable on August 26, 1997.

          (5) The amount shown consists of 17,131 shares owned by Mr. Haynie's spouse and 10,300 shares owned by Mr. Haynie.

          (6) The amount shown includes 400,000 shares held by the Lamberti Family Trust, for which Mr. Haynie acts as co-trustee with shared voting and dispositive power and as to which he disclaims beneficial ownership, and 1,000 shares held by a family trust for which Mr. Haynie acts as trustee.

Voting Trust Agreement

     Messrs. Lamberti and Lamb are parties to a voting trust agreement that will become effective upon the date of death of the first of such shareholders. Under the voting trust agreement, the shareholders have agreed to deposit all of the shares of Common Stock of the Company beneficially owned by them ("Voting Shares") with the survivors of Messrs. Lamberti and Lamb, and their successors, as voting trustees. Upon the effectiveness of the voting trust, the voting trustees generally will be entitled to vote the Voting Shares in their discretion in accordance with the determination of a majority of the voting trustees. However, in order to approve certain extraordinary corporate actions, such as the merger of the Company into any other company, the voting trustees will be required to obtain the prior affirmative vote of the holders of voting trust certificates representing not less than two-thirds of the Voting Shares. Unless earlier terminated by the vote of all of the voting trustees or of holders of voting trust certificates representing at least three-quarters of the Voting Shares, the agreement will terminate upon the expiration of three years after the effective date of the voting trust.



                             EXECUTIVE COMPENSATION


Report of Compensation Committee

     The Compensation Committee of the Board of Directors (the "Committee"), composed of the four current non-employee directors, is responsible for evaluating the performance of management and determining the annual compensation to be paid to the Company's chief executive officer and the executive officers named in the Summary Compensation Table. The Committee also administers the 1991 Incentive Stock Option Plan (the "1991 Option Plan") and periodically makes recommendations to the Board of Directors with respect to the employment agreements with the executive officers.

     Objectives

     The Committee's executive compensation policies are designed to attract, motivate and retain executives who will contribute to the long-term success of the Company, and to reward executives for achieving both short-term and long-term strategic goals of the Company. The Company is committed to providing a fair and competitive pay package to all employees. Compensation for executive officers is linked directly to the Company's financial performance as well as the attainment of each executive officer's individual performance goals. As a result, a substantial portion of each executive officer's total compensation is intended to be variable and to relate to and be contingent upon the financial performance of the Company, as well as each executive officer's job performance.

     Each year, typically in July or August, the Committee reviews the Company's executive compensation program and approves individual salary levels and performance goals for all executive officers and other senior Company personnel. The Committee also makes any determinations with respect to the award of stock options under the 1991 Option Plan at that time.

     Executive Officer Compensation

     As has been the practice in recent years, the three principal components of the Company's executive compensation program during the 1997 fiscal year were base salary, annual incentive payments and stock options.

     BASE SALARY. Base salaries for executive officers of the Company are determined primarily on the basis of each executive officer's job description and corresponding responsibilities, rather than on the basis of job titles or comparisons with executive officers at comparably sized companies. The Company has established only four executive officer positions and, as a result, the Committee believes that the Company's executive officers generally assume more extensive responsibilities than those found in similar positions with comparably sized companies. The base salary of each executive officer is set forth in the officer's employment agreement with the Company and may be adjusted during the terms thereof with the consent of the officer.

     ANNUAL INCENTIVE PAYMENTS. The Company's executive officers (as well as its Vice Presidents) annually participate in an incentive compensation bonus pool. Bonus awards are made only if the Company achieves specific performance targets in earnings per share established each year by the Committee, with the amount of the bonus increasing as earnings per share increase above the levels specified by the Committee. The purpose of the bonus award is to reward superior performance by the Company's executive officers that has resulted in the Company achieving certain financial performance levels. During the 1997 fiscal year, each of the Company's executive officers received the maximum bonus award for which he was eligible under the levels established by the Committee.

     STOCK OPTIONS. Stock options may be granted to executive officers and other key employees of the Company under the terms of the 1991 Option Plan. The size of an individual's stock option award is based primarily on individual performance and the individual's responsibilities and position with the Company. The 1991 Option Plan is designed to assist the Company in attracting, retaining and motivating executive officers and other key employees. The stock options are also designed to align the interests of the executive officers and other key employees with those of the Company's shareholders. The stock options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. This approach encourages the creation of shareholder value over the long-term, in that no benefit is realized from the stock option grants unless the price of the Company's Common Stock rises over a number of years. Options were awarded to two of the executive officers during the 1997 fiscal year.

     ADDITIONAL COMPENSATION AND BENEFITS. The Company's compensation of executive officers includes certain other benefits. Each executive officer is entitled to receive additional compensation in the form of payments, allocations, or accruals under various benefit plans, consisting primarily of contributions to the Company's 401(k) plan and employee stock ownership plan. The Committee believes that these plans are an integral part of the overall compensation program of the Company.

     CHIEF EXECUTIVE OFFICER. Mr. Lamberti's compensation for the fiscal year ended April 30, 1997 was determined in accordance with the above policies and in light of his employment agreement with the Company. No adjustment was made to Mr. Lamberti's current salary of $350,000 during 1997. Mr. Lamberti also earned $200,000 in annual bonus based upon the Company's ability to achieve specified financial performance targets in earnings per share established by the Committee at the beginning of the fiscal year.

     OTHER. The Committee periodically reviews the terms of the employment agreements with the executive officers and from time to time considers modifications to the same, most recently in the area of retirement benefit arrangements. The Committee also is aware of the statutory limitations placed on the deductibility of compensation in excess of $1 million which is earned by an executive officer in any year, and is continuing to monitor developments in this area.


                             COMPENSATION COMMITTEE



                             John R. Fitzgibbon, Chairman
                             Kenneth H. Haynie
                             John P. Taylor
                             Patricia Clare Sullivan



Executive Compensation

     The table set forth on the following page sets forth certain information concerning the compensation earned or awarded during the last three fiscal years to the chief executive officer and the three other most highly compensated executive officers of the Company as of April 30, 1997 whose compensation (based on the total of the amounts required to be shown in the salary and bonus columns of such table) exceeded $100,000.



         (The remainder of this page has been intentionally left blank.)


                           Summary Compensation Table

                                                        Long-Term
                              Annual Compensation       Compensation
Name and                                 Other Annual   Securities  All Other
Principal                                Compensation   Underlying  Compensation
Position (1)   Year  Salary($) Bonus ($)    ($)         Options (#)  ($)  (2)
-----------    ----  --------  --------- ------------   -----------  ----------
Donald F. Lamberti
  Chairman     1997  $350,000  $200,000  $  2,444        - 0 -         - 0 -
  and Chief    1996   350,000   200,000     2,444       10,000         - 0 -
  Executive    1995   350,000   200,000     2,444        - 0 -         $2,375
  Officer

Ronald M. Lamb
  President    1997  $350,000  $200,000  $    836        - 0 -         - 0 -
  and Chief    1996   350,000   200,000       836       10,000         - 0 -
  Operating    1995   350,000   200,000       836        - 0 -         $2,375
  Officer

Douglas K. Shull
  Treasurer    1997  $142,500  $ 85,000  $  2,248       25,000         $7,237
  and Chief    1996   133,750    85,000   822,248 (3)    5,000          5,350
  Financial    1995   125,000    80,000     2,248        - 0 -          4,875
  Officer

John G. Harmon
 Corporate     1997  $130,000  $ 85,000  $  1,789       25,000         $5,200
 Secretary     1996   113,750    85,000    79,939 (4)    5,000          4,550
               1995   105,000    80,000     1,789        - 0 -          4,475

--------------------------------------------------------------------------------

          (1) The Company currently has only four executive officers for whom individualized pay disclosure is required under the rules of the Securities and Exchange Commission.

          (2) The amount shown for each named executive officer is the total of the Company's contributions to the Company's 401(k) plan, in which all employees are eligible to participate, and contributions to the ESOP.

          (3) The amount shown includes $820,000 attributable to Mr. Shull's exercise of stock options and the sale of a portion of the shares acquired thereby.

          (4) The amount shown includes $78,150 attributable to Mr. Harmon's exercise of stock options and the sale of the shares acquired thereby.

Option Grants and Exercises

     The following tables summarize, for the fiscal year ended April 30, 1997, option grants to the executive officers named in the Summary Compensation Table under the 1991 Option Plan, and the value of the options held by such persons at April 30, 1997.

                        Option Grants in Last Fiscal Year

                                                              Potenetial
                                                              realizable
                              Percent                         value at assumed
                              of total                        annual rates of
                              options                         stock price
                              granted                         appreciation for
                    Options   to employees Exercise  Expira-  option terms (2)
                    granted   in fiscal    price     tion       5%      10%
Name                (#)(1)    year         ($/Sh)    Date      ($)      ($)
----                -------   -----------  --------  -------  ----------------

Donald F. Lamberti   --        --          --        --        --       --

Ronald M. Lamb       --        --          --        --        --       --

Douglas K. Shull     25,000    50%         17-7/8    8/26/06   281,075  712,225

John G. Harmon       25,000    50%         17-7/8    8/26/06   281,075  712,225


-------------------------------------------------------------------------

          (1) Stock options have no value on the date of grant because the exercise price per share is equal to the market price per share of the Company's Common Stock on the date the option is granted. A stock option has value to the optionee in the future only if the market price of the Company's Common Stock at the time the option is exercised exceeds the exercise price.

          (2) The dollar amounts under the 5% and 10% Columns are the result of calculations required by the Securities and Exchange Commission and should not be viewed as, and are not intended to be, a forecast of possible future appreciation in the Company's stock price.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values


                                                                Number of
                                                                Securities                 Value of
                                                                Underlying                 Unexercised
                                                                Unexercised                In-the-Money
                                                                Options at                 Options at
                                                                Year-End                   Year-End
                      Shares         Value      Exercisable/    Exercisable/
                      Acquired on    Realized   Unexercisable   Unexercisable
Name                  Exercise (#)   ($)  (1)   (#) (in shares) (in dollars) (2)
----                  -----------    --------   ---------------  --------------

Donald F. Lamberti    0              0          10,000/0          0/0

Ronald M. Lamb        0              0          10,000/0          0/0

Douglas K. Shull      0              0          5,000/25,000      0/25,000

John G. Harmon (3)    0              0          15,000/25,000     86,250/25,000


----------------------------------------------------------------------------

          (1) The "value realized" represents the difference between the exercise price of the option shares and the market price of the option shares on the date the option was exercised. The value realized was determined without considering any taxes which may have been owed.

          (2) Calculated on the basis of a stock price of $18-7/8 per share, which was the last reported sales price of shares of Common Stock reported on the NASDAQ National Market System on April 30, 1997, minus the exercise price.

          (3) The figures shown do not include Mr. Harmon's exercise of options on July 8, 1997 to acquire 10,000 shares of the 15,000 shares indicated in the table as being exercisable, or the value realized ($117,500) from the subsequent sale of such shares.

Employment Contracts and Change of Control Arrangements

     The Company entered into employment agreements with each of Messrs. Lamberti, Lamb, Shull and Harmon in 1992. The agreements with Messrs. Lamberti and Lamb are for terms of five years with automatic renewal terms of three years. On December 9, 1996, the Board of Directors approved amendments to each of the agreements, which amendments extended the Company's contracts with Messrs. Shull and Harmon on essentially the same terms as those approved in 1992 for those officers, for a period expiring on August 1, 2001. The term of employment for Messrs. Shull and Harmon would be extended for a three year period in the event of a "change of control" (as defined in the agreements) of the Company.

     Each of the agreements with the executive officers continues their levels of responsibility on an equivalent basis to the duties performed by each of them prior to the effective date of the agreement. The agreements with Messrs.
Lamberti and Lamb provide that each such executive officer will receive compensation exclusive of bonuses at the rate of $350,000 per year or such other amount as the Company and the officer mutually shall agree. In the case of Messrs. Shull and Harmon, the agreements provide for compensation exclusive of bonuses in the annual amounts of $145,000 and $135,000, respectively, or such other amounts as the Company and the officers shall agree upon. In addition, each officer will receive all benefits generally provided by the Company to its employees and officers, including specified health insurance coverages.

     In each case, the officer's employment may be terminated as a result of death, disability, cause or "good reason", both before or following any change in control of the Company. For this purpose, good reason is generally defined as a diminution in compensation or level of responsibility, forced relocation to another area, or the failure to continue employment upon the stated terms and conditions.

     Under the agreements, the death of either Messrs. Lamberti or Lamb would obligate the Company to pay their surviving spouse the officer's salary for a period of 24 months, after which the spouse would receive monthly benefits equal to one-half of the officer's retirement benefits for a period of 20 years or until the spouse's death, whichever occurs first. A similar obligation would arise in the event of the death of either Messrs. Shull or Harmon, except that the period during which full salary would be paid would be 12 rather than 24 months. In the event either Messrs. Lamberti or Lamb become disabled, the officer would be entitled to disability benefits equal to one-half of their annual salary until they reach age 65 or are no longer disabled or until their death, whichever occurs first. In the event they recover from their disability, retirement benefits would be paid thereafter until death. Neither Messrs. Shull nor Harmon are entitled to receive any disability payments under their agreements with the Company. In the event of termination for cause (or other than for good reason), each of the four officers is entitled to receive their salary to the date of termination. In the event an officer terminates employment for good reason, the Company would be obligated to pay such officer
(i) his salary through the date of termination, (ii) a pro-rata portion of the highest annual bonus received during the three previous fiscal years, if any,
(iii) a payment equal to 2.0 times the sum of the officer's salary and the foregoing bonus amount, (iv) all compensation previously deferred and (v) the present value of their retirement benefits available to the officers under their agreement, if any. Certain employee benefits also would be continued for a two-year period following the date of termination. If an officer terminates employment for good reason within three years following a change of control, the Company would be obligated to pay such officer as it would for a "good reason" termination described above, except that the multiple would be 3.0 times the sum of the officer's salary and highest recent bonus rather than 2.0 times. Similarly, certain employee benefits also would be continued for a three-year period following the date of termination. In the event of such a termination, the Company would be obligated to take into account the golden parachute tax provisions of the Internal Revenue Code of 1986 and may be required to adjust the payment amount to avoid an adverse tax result to the officer as a result of receiving the foregoing amounts.officer as a result of receiving the foregoing amounts.

     The agreements further provide for the voluntary retirement of the officer at age 65, following which an officer would be entitled to receive an annual retirement benefit equal to one-half of his most recent salary payable until his death, after which such benefits shall be paid to the officer's spouse for a period ending on the 20th anniversary of the officer's retirement or the spouse's death, whichever occurs first. The Board of Directors may extend an officer's employment on a year-to-year basis following age 65, and each officer is expected to hold themselves available at the written request of the Board of Directors to consult and advise with the officers and directors of the Company.

     Each agreement also permits the officer to retire prior to reaching age 65. In the case of Messrs. Lamberti and Lamb, optional retirement is permitted upon the officer reaching ages 59 and 60, respectively (which both such officers have met), following which such officer would be entitled to receive the benefits described in the immediately preceding paragraph. In the case of Messrs. Shull and Harmon, optional retirement is available upon reaching ages 58 and 55, respectively, but only if the current agreement or an extension thereof remains in effect at that time. In such event, the retirement benefits available to Messrs. Shull and Harmon would be equal to one-third or one-fourth, respectively, of his then-current salary, increasing by a proportionate amount each year until equaling one-half of such officer's salary in the case of retirement taken at age 65.

     The Company also has entered into "change of control" employment agreements with its four Vice Presidents and eight other key employees. The purpose of these agreements is to encourage such individuals to carry out their duties in the event of a possible change of control of the Company. Under the terms of these agreements, the individuals may become entitled to receive certain payments upon their termination of employment or if their job duties or compensation and benefits are substantially reduced within two years following a change of control of the Company. The maximum amount of payments is two or three times the sum of the individual's salary and the highest annual bonus received by such individual during the two preceding years. In addition, the agreements provide for the continuation of certain benefits for up to two years after termination.termination.

                          COMPARATIVE STOCK PERFORMANCE


     The Performance Graph set forth on the following page compares the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return of the Russell 2000 Index and a peer group index based on the common stock of the following companies: Dairy Mart Convenience Stores, Uni- Marts Incorporated, E-Z Serve Corp. and Southland Corp. The cumulative total shareholder return computations set forth in the Performance Graph assume the investment of $100 in the Company's Common Stock and each index on April 30, 1992, and reinvestment of all dividends. The total shareholder returns shown are not intended to be indicative of future returns.



COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
AMONG CASEY'S GENERAL STORES, INC., THE RUSSELL 2000 INDEX
AND A PEER GROUP

                                                    April 30,
               ----------------------------------------------------------------
                    1992        1993       1994       1995       1996      1997
               ----------------------------------------------------------------
Casey's General
Stores, Inc.        $100        102        151        217        272       239

Peer Group          $100        318        296        260        230       221

Russell 2000        $100        116        133        143        190       190



     The above Performance Graph and related disclosure and the Report of the Compensation Committee (set forth on pages 10 through 13 hereof) shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                          OTHER INFORMATION RELATING TO
                        DIRECTORS AND EXECUTIVE OFFICERS

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board of Directors determines annually the compensation to be paid to the Company's Chief Executive Officer and other executive officers, including the executive officers named in the Summary Compensation Table. The current members of the Compensation Committee are Messrs. Fitzgibbon (Chairman), Haynie and Taylor and Ms. Sullivan. Mr. Haynie is a shareholder with Ahlers, Cooney, Dorweiler, Haynie, Smith & Allbee, P.C., a law firm in Des Moines, Iowa. The Company retained this law firm during fiscal 1997 for legal services and expects to retain such firm in the current fiscal year.

Certain Transactions

     At one store location in Des Moines, Iowa, the Company owns the building and currently leases the land from a trust created by Mr. Lamberti's mother. The Company's lease is for a term of 15 years and provides for a fixed monthly rental payment of $1,300 and payment of an amount equal to 1% of sales by the store. The amounts paid by the Company under the lease during the past three fiscal years were $36,356 in fiscal 1995, $36,148 in fiscal 1996 and $41,271 in fiscal 1997. The Company does not intend to lease additional store sites or buildings from affiliated persons.

                                    AUDITORS


     KPMG Peat Marwick LLP was engaged by the Company to serve as its auditors for fiscal 1997. Representatives of KPMG Peat Marwick LLP will be in attendance at the Annual Meeting to be held on September 19, 1997, and will be available to respond to appropriate questions and may make a statement if they so desire.

                DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

     Any proposal which a shareholder intends to present at the Annual Meeting of shareholders in 1998 must be received by the Company by April 14, 1998 in order to be eligible for inclusion in the Company's proxy statement and proxy card relating to such meeting.

     The Company's Bylaws established advance notice procedures as to business to be brought before an annual meeting of shareholders other than by or at the direction of the Board of Directors. A shareholder may bring business before an annual meeting only by delivering notice to the Company within the time limits described on pp. 6 and 7 hereof for a nomination for the election of a director. Such notice must include a description of and the reasons for bringing the proposed business before the meeting, any material interest of the shareholder in such business and certain other information about the shareholder. These requirements are separate and apart from, and in addition to, the Securities and Exchange Commission ("SEC") requirements that a shareholder must meet in order to have a shareholder proposal included in the Company's proxy statement pursuant to SEC Rule 14a-8. A copy of the Bylaws may be obtained upon written request to the Corporate Secretary of the Company at the address provided in the following paragraph.

                                 ANNUAL REPORTS

     The Company's 1997 Annual Report, including consolidated financial statements, is being mailed to shareholders with this Proxy Statement, but does not form a part of the material for the solicitation of proxies. The Company will provide without charge to each shareholder, on written request, a copy of the Company's Annual Report on Form 10-K for the year 1997, including the consolidated financial statements and schedules thereto, filed with the Securities and Exchange Commission. If a shareholder requests copies of any exhibits to such Form 10-K, the Company may require the payment of a fee covering its reasonable expenses. A written request should be addressed to the Corporate Secretary, Casey's General Stores, Inc., One Convenience Blvd., Ankeny, Iowa 50021- 0845.

        By Order of the Board of Directors,




                                            /s/ John G. Harmon
                                           --------------------------------
                                           John G. Harmon
                                           Secretary



August 12, 1997


              YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING POSTPAID ENVELOPE.

                       CASEY'S GENERAL STORES, INC.                     PROXY
                            ONE CONVENIENCE BOULEVARD
                               ANKENY, IOWA 50021

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                     [LOGO]

     The undersigned hereby appoints Donald F. Lamberti and Ronald M. Lamb as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Casey's General Stores, Inc. held of record by the undersigned on August 5, 1997 at the Annual Meeting of shareholders to be held on September 19, 1997, or any adjournment thereof.

      1.      PROPOSAL 1 - ELECTION OF DIRECTORS

              __
              __   FOR ALL NOMINEES LISTED BELOW
                     (except as marked to the contrary below).

              __
              __   WITHHOLD AUTHORITY to vote for all nominees below.

          (INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name.)

          __                                   __
          __ Donald F. Lamberti                __ Ronald M. Lamb


          __                                   __
          __ Douglas K. Shull                  __ John G. Harmon


          __                                   __
          __ John R. Fitzgibbon                __ Patricia Clare Sullivan

           __                                  __
           __ Kenneth H. Haynie                __ John P. Taylor



          2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                        (To be signed on the other side.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.




                                     DATED: _____________________, 1997


                                     ---------------------------------
                                     Signature


                                     ---------------------------------
                                     Signature if held jointly


     Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                       PLEASE MARK, SIGN, DATE AND RETURN THE
                       PROXY CARD PROMPTLY USING THE ENCLOSED
                       ENVELOPE.

                    CASEY'S GENERAL STORES, INC.                   INSTRUCTION
                     ONE CONVENIENCE BOULEVARD                     CARD
                          ANKENY, IOWA 50021


                                     [LOGO]

INSTRUCTIONS TO:    UMB Bank, n.a., as Trustee of the
                    Sixth Amended and Restated Casey's General Stores, Inc.
                    Employees' Stock Ownership Plan and Trust (the "ESOP").


     I hereby direct that the voting rights pertaining to all shares of Common Stock of Casey's General Stores, Inc. held by the Trustee and allocated to my account in the ESOP shall be exercised at the Annual Meeting of the shareholders of Casey's General Stores, Inc. to be held on September 19, 1997, or at any adjournment of such meeting, in accordance with the instructions below, in voting upon the election of Directors and on any other business that may properly come before the meeting.

1.    PROPOSAL 1 - ELECTION OF DIRECTORS

      __
      __  FOR ALL NOMINEES LISTED BELOW
          (except as marked to the contrary below).

      __
      __   WITHHOLD AUTHORITY to vote for all nominees below.

      (INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name.)

       __                             __
       __ Donald F. Lamberti          __ Ronald M. Lamb


       __                             __
       __ Douglas K. Shull            __ John G. Harmon

       __                             __
       __ John R. Fitzgibbon          __ Patricia Clare Sullivan


       __                             __
       __ Kenneth H. Haynie           __ John P. Taylor




     2. In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting.

                        (To be signed on the other side.)

                          CASEY'S GENERAL STORES, INC.
                    EMPLOYEES' STOCK OWNERSHIP PLAN AND TRUST


     You are entitled to direct the voting of the total number of shares of Common Stock of Casey's General Stores, Inc. allocated to your account in the ESOP through August 5, 1997, the record date for voting at the September 19, 1997 Annual Meeting of shareholders, if your completed and signed Instruction Card is received by the Trustee no later than September 17, 1997. If your voting instructions are not timely received by the Trustee, the shares allocated to your account and the other shares held by the Trustee for which no instructions were timely received will be voted by the Trustee in the same manner and proportion as the Trustee votes shares for which the Trustee does receive timely instructions.



                                    DATED: _____________________, 1997


                                    -----------------------------------
                                    Participant's Signature


                                    (Please sign exactly as your name appears)


                                    PLEASE MARK, SIGN, DATE AND RETURN THIS
                                    CARD PROMPTLY USING THE ENCLOSED ENVELOPE.